EXHIBIT 99.1

DINEWISE REPORTS CONSOLIDATED SALES INCREASED 7%

DineWise Branded Sales Increased For The 8th Consecutive Quarter

FARMINGDALE, N.Y. – (BUSINESS WIRE) – August 14, 2007 – DineWise, Inc. (OTCBB:DWIS), a leading direct marketer of delicious, chef-prepared meals and quality foods since 1959, today announced its second quarter results for the period ended July 1, 2007.  Consolidated sales increased 7% with DineWise® branded products achieving its eighth consecutive quarter of sales increases compared to the prior year period.

Consolidated revenues for the second quarter of 2007 were $2,840,000, a 7% increase as compared to consolidated revenues of $2,651,000 in the prior year period.  Second quarter DineWise branded product line revenues increased 317% to $693,000 as compared to $166,000 in the prior year period.  On a sequential basis, DineWise branded product sales increased 13% as compared to $612,000 in the first quarter of 2007.  Operating expenses for the three months ended July 1, 2007, decreased to $1,939,000, or 1% as compared to $1,964,000 in the prior year period.  This decrease was largely due to reductions in professional fees of $203,000 related to services rendered in completion of the Company’s reverse acquisition on July 14, 2006, reductions in health insurance costs of $87,000 and lower delivery expenses of $69,000 related to shipping efficiencies achieved.  These improvements were offset in part by increased marketing initiatives of $163,000, investor relations awareness and mergers and acquisition consulting fees of $162,000 and non-cash stock compensation expense of $52,000.

Interest income increased to $105,000 from $0 in the prior year period.   This was the result of mark-to-market income of $375,000, due to the change in the value of derivative liabilities, offset, in part by, amortization of debt discount and deferred finance costs in the amount of $111,000 and $52,000, respectively, as well as interest paid on convertible debentures of $121,000.  Net loss available to common stockholders was $399,000, or $0.01 loss per basic and diluted share for the current reporting period.  This represents a 79% improvement as compared to a loss of $1,877,000, or $0.07 loss per basic and diluted share in the prior year period, which included an accrual of preferred stock dividends of $1,231,000.

Consolidated revenues for the first half of 2007 were $5,527,000, a 1% increase as compared to consolidated revenues of $5,479,000 in the prior year period.  First half DineWise branded product line revenues increased 428% to $1,305,000 as compared to $247,000 in the prior year period.  Operating expenses for the six months ended July 1, 2007, decreased to $3,452,000, or 4% from $3,583,000 reported for the same period in 2006.  This decrease was largely due to a change in estimate in accounting for sales taxes of $209,000, reductions in professional fees of $180,000 related to services rendered in completion of the Company’s reverse acquisition, lower delivery expenses of $153,000 related to shipping efficiencies, and reductions in health insurance of $100,000.  These improvements were offset in part by increased marketing initiatives of $269,000, investor relations awareness and mergers and acquisition consulting fees of $220,000 and non-cash stock compensation expenses of $86,000.

Interest income increased to $158,000 from $0 in the prior year period.  This was the result of mark-to-market income of $602,000, due to the change in the value of derivative liabilities, offset, in part by, amortization of debt discount and deferred finance costs in the amount of $164,000 and $83,000, respectively, as well as interest paid on convertible debentures of $215,000.  Net loss available to common stockholders totaled $518,000, or $0.02 loss per basic and diluted share for the current reporting period.  This represents an 84% improvement as compared to a loss of $3,302,000, or $0.13 loss per basic and diluted share in the prior year period, which included an accrual of preferred stock dividends of $2,424,000.

Thomas McNeill, Vice President and CFO of DineWise, stated, “Our Company’s second quarter results continue to reflect the progress we have made in growing our national customer base of our DineWise branded products.  With five consecutive quarters of sequential growth and eight quarters of quarter over prior year quarterly growth for our DineWise products, our marketing strategy and audience appeal continue to produce positive results.  The broad acceptance by consumers of nutritious value added chef-prepared meals lends itself to higher margins, and with the acceleration of our DineWise branded sales, which represented 24% of sales this quarter, as compared to 6% in the prior year period, our gross profit percentage improved to 51% this quarter as compared with 50% in the prior year period.  By continuing our existing marketing programs and working to continue to improve our efficiencies, both on-line and off-line, increasing our catalog circulation, testing new marketing campaigns and expanding our channels of distribution, we expect to be able to continue our past success in growing the DineWise brand, with the goal of delivering consistent, positive revenue growth with a recurring revenue theme.”

Paul Roman, Chairman and CEO of DineWise, added, “While we have completed another positive quarter with our organic initiatives, we have also made substantial progress with our external growth-through-acquisition strategy.  We continue to work closely with our advisors and are in varying degrees of discussions with certain companies.  While we believe we have identified several strategic opportunities and continue the process leading up to a synergistic alliance, there can be no assurance we will complete a transaction.  We are, however committed to the process and intent on increasing shareholder value both organically as well as through acquisitions.”

About DineWise, Inc.

Headquartered in Farmingdale, New York, DineWise® is one of the nation’s leading multi-channel direct marketers of the finest, chef-prepared meals delivered directly to your door and ready to serve in minutes.  Since 1959, DineWise has been assisting time-starved, nutritionally conscious, and temporarily or permanently homebound consumers enjoy easy, quick, customized meals.  DineWise caters to the growing demand for products and services that address prevailing consumer trends for convenience, nutrition and weight management solutions.  To learn more, visit www.DineWise.com and find a complete menu of nutritious and convenient dining solutions.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms DineWise has filed with the Securities and Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT:

CCRI Financial Group

Malcolm McGuire

800-828-0406; mmcguire17@cox.net

DINEWISE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

		(audited)
	7/1/07	12/31/06
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 1,277	$ 816
Due from financial institution	164	65
Inventories	170	232
Prepaid expenses and other assets, net	58	71

TOTAL CURRENT ASSETS	1,669	1,184

Property and equipment, net	277	318
Deferred finance costs	463	338
Other assets, net	27	42

TOTAL ASSETS	$ 2,436	$ 1,882

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 649	$ 619
Accrued expenses	1,376	1,438
Deferred revenue	323	338
Income and other taxes payable	82	287
Convertible debt, short-term	290	-
Capital lease obligation, short-term	9	12

TOTAL CURRENT LIABILITIES	2,729	2,694

Convertible debt	2,440	1,365
Derivative liability	1,213	1,338
Capital lease obligation	39	44
Accrued expenses, long-term portion	100	150

TOTAL LIABILITIES	6,521	5,591

STOCKHOLDERS' DEFICIT:
Preferred stock	-	-
Common stock	30	30
Additional paid-in capital	40,700	40,558
Accumulated deficit	(44,815)	(44,297)

TOTAL STOCKHOLDERS' DEFICIT	(4,085)	(3,709)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$ 2,436	$ 1,882

DINEWISE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	(unaudited)		(unaudited)
	THREE MONTHS ENDED		SIX MONTHS ENDED

	7/1/2007	6/25/2006	7/1/2007	6/25/2006

Revenues	$2,840	$2,651	$5,527	$5,479

Gross profit	1,437	1,319	2,780	2,707

Operating expenses	1,939	1,964	3,452	3,583

Operating loss	(502)	(645)	(672)	(876)

Interest income, net	(105)	-	(158)	-

Loss before provision for income taxes	(397)	(645)	(514)	(876)

Provision for income taxes	2	1	4	2

Net loss	(399)	(646)	(518)	(878)

Preferred stock dividend	$-	$1,231	$-	$2,424

Net loss available to common stockholders	$(399)	$(1,877)	$(518)	$(3,302)

Net loss per share (basic and diluted) (1) (2)	$(0.01)	$(0.07)	$(0.02)	$(0.13)

Common shares used in computing net loss per share amounts (basic and diluted) (1) (2)	30,139,631	25,799,141	30,072,715	25,799,141

(1)

FOR THE THREE-MONTHS AND SIX MONTHS ENDED JULY 1, 2007 AND JUNE 25, 2006 THE WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE CALCULATION OF DILUTED NET LOSS PER COMMON SHARE DID NOT INCLUDE POTENTIAL SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.

(2)

THE COMPANY IS USING THE NUMBER OF SHARES THAT WERE ISSUED TO THE SHAREHOLDERS OF NEW COLORADO PRIME HOLDINGS FOR ALL PERIODS PRESENTED THAT ARE PRIOR TO THE CLOSING DATE OF THE REVERSE ACQUISITION ON JULY 14, 2007 FOR PURPOSES OF CALCULATING EARNINGS PER SHARE